                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     December 28, 2004
                                                     -----------------



                                ICU MEDICAL, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                                       33-0022692
          --------                                       ----------
(State or other jurisdiction                (I.R.S. Employer Identification No.)
     of incorporation)

                                     0-19974
                                     -------
                            (Commission File Number)

951 Calle Amanecer, San Clemente, California                    92673
--------------------------------------------                    ------
          (Address of principal executive offices)            (Zip Code)

                                 (949) 366-2183
                                 --------------
               Registrant's telephone number, including area code


                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                  As described in Item 8.01 Other Events, on December 28, 2004, the Board of Directors of the Company approved amendments to accelerate the vesting of certain stock options outstanding under the 1993 Stock Incentive Plan covering approximately 480,639 shares of the Company's common stock. The options that were amended included those listed below held by officers of the Company:

                      Officer             No. of Shares Subject      Price Range
                      -------             ---------------------      -----------
                                               to Options
                                               ----------
                  Dr. George A. Lopez           183,333          $29.27 - $36.87
                  Alison D. Burcar                7,333          $29.56 - $36.03
                  Richard  A. Costello              333              $36.17
                  Steven C. Riggs                13,750          $29.56 - $36.35

ITEM 8.01         OTHER EVENTS

                  On December 28, 2004, the Board of Directors of the Company approved amendments to the vesting provisions of certain stock options outstanding under the 1993 Stock Incentive Plan to provide that certain unvested stock options with an exercise price above the December 28, 2004 closing price for the Company's Common Stock on the Nasdaq Stock Market shall become exercisable on the later of December 31, 2004 or six months from the date such stock option was granted. The vesting provisions of stock options that vest based on performance criteria were not amended. There were no other changes to any stock options.

                  The Board of Directors has decided to substantially curtail grants of stock options in the future. It believes that the amended vesting provisions will partially mitigate the resulting reduction in employees' equity-based incentive compensation. The Company has decided to follow the "modified prospective method" in implementing recent amendments by the Financial Accounting Standards Board in Accounting for Stock-Based Compensation. The acceleration will reduce the amortization of the Company's stock option compensation expense for 2005 and 2006. The Board believes that this reduction will enhance comparability of the Company's financial statements with those of prior and subsequent years.

                  The closing price for the Company's Common Stock on the Nasdaq Stock Market on December 28, 2004 was $26.34. As a result of the amendment, stock options covering approximately 466,639 shares became exercisable on December 31, 2004 and options covering an additional 14,000 will become exercisable during the first six months of 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 3, 2005

                                        ICU MEDICAL, INC.



                                        /s/ Francis J. O'Brien
                                        -----------------------------------
                                        Francis J. O'Brien
                                        Secretary, Treasurer and
                                        Chief Financial Officer